Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF THIRD QUARTER AND NINE MONTHS 2014 RESULTS

ATLANTA, GA – October 15, 2014 – Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its unaudited third quarter and nine months 2014 financial results for the period ended September 30, 2014 on Wednesday, October 29, 2014. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, October 29, 2014 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 888-503-8175 (domestic) or 719-325-2491 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, November 5, 2014 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 5152310. The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, and Crane Pest Control, the company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.